                                    Exhibit C
Translation from German

                               Purchase Agreement

                                     between

                                August von Finck
                         - referred to below as Seller-

                                       and

                           August Francois von Finck,
                         - referred to below as Buyer -

                                       --


                            Art. 1 Scope of Agreement

(1) The Seller is among other things owner of 3.000.000 shares of Homestake Mining Co. DL 1 (WKN 851329) kept in the deposit for the Seller at the [name withheld] bank, Munich.

(2)      The Seller herewith transfers these shares to the Buyer.


                              Art. 2 Purchase Price

(1) The sale is effective as of December 4, 1998. The purchase price of the shares amounts at an exchange rate of US-$ 10.0625 (US-$ exchange rate 1.6730) (= DM 16.83) per share to a total of

                                  DM 50,490,000.00
                                    (in letters:
           Fifty Million and Four Hundred and Ninety Thousand German Marks)

(2)      The purchase price is due on December 4, 1998.


                            Art. 3 Right to Dividends

The Buyer is entitled to dividends distributed with respect to the sold shares from this day on.

                                 Art. 4 Warranty

The Seller guarantees that the sold shares are unencumbered with rights of third parties. Any further warranty of the Seller is precluded.


                        Art. 5 Administrative Provisions

(1) Buyer and Seller hereby agree that ownership in the sold shares, any certificates of profit participation and, any certificates of renewal is transferred to the Buyer effective as of the date hereof.

(2) The Seller hereby assigns his claim against Bayerische Landesbank to surrender the sold shares, any certificates of profit participation and any certificates of renewal to the Buyer.
         Buyer herewith accepts the assignment.

(3) The shares shall be credited to Buyer's deposit account number [withheld] at the [name withheld] bank, Munich.


Munich, December 4, 1998



/s/ August von Finck
--------------------
August von Finck




/s/       *
-----------------------------
August Francois von Finck


* Signed by Messrs. Ernst Knut Stahl and Rainer Nocon

                               Purchase Agreement

                                     between

                                August von Finck
                         - referred to below as Seller-

                                       and

                          Luitpold Ferdinand von Finck,
                         - referred to below as Buyer -

                                       --


                            Art. 1 Scope of Agreement

(4) The Seller is among other things owner of 3.000.000 shares of Homestake Mining Co. DL 1 (WKN 851329) kept in the deposit for the Seller at the [name withheld] bank, Munich.

(5)      The Seller herewith transfers these shares to the Buyer.


                              Art. 2 Purchase Price

(1) The sale is effective as of December 4, 1998. The purchase price of the shares amounts at an exchange rate of US-$ 10.0625 (US-$ exchange rate 1.6730) (= DM 16.83) per share to a total of

                                 DM 50,490,000.00
                                   (in letters:
             Fifty Million and Four Hundred and Ninety Thousand German Marks)

(2)      The purchase price is due on December 4, 1998.


                            Art. 3 Right to Dividends

The Buyer is entitled to dividends distributed with respect to the sold shares from this day on.

                                 Art. 4 Warranty



The Seller guarantees that the sold shares are unencumbered with rights of third parties. Any further warranty of the Seller is precluded.


                        Art. 5 Administrative Provisions

(1) Buyer and Seller hereby agree that ownership in the sold shares, any certificates of profit participation and, any certificates of renewal is transferred to the Buyer effective as of the date hereof.

(2) The Seller hereby assigns his claim against Bayerische Landesbank to surrender the sold shares, any certificates of profit participation and any certificates of renewal to the Buyer.
         Buyer herewith accepts the assignment.

(3) The shares shall be credited to Buyer's deposit account number [withheld] at the [name withheld] bank, Munich.


Munich, December 4, 1998



/s/ August von Finck
--------------------
August von Finck




/s/ Luitpold Ferdinand von Finck
--------------------------------
Luitpold Ferdinand von Finck

                               Purchase Agreement

                                     between

                                August von Finck
                         - referred to below as Seller-

                                       and

                            Maria Theresia von Finck,
                         - referred to below as Buyer -

                                       --


                            Art. 1 Scope of Agreement

(4) The Seller is among other things owner of 3.000.000 shares of Homestake Mining Co. DL 1 (WKN 851329) kept in the deposit for the Seller at the [name withheld] bank, Munich.

(5)      The Seller herewith transfers these shares to the Buyer.


                              Art. 2 Purchase Price

(1) The sale is effective as of December 4, 1998. The purchase price of the shares amounts at an exchange rate of US-$ 10.0625 (US-$ exchange rate 1.6730) (= DM 16.83) per share to a total of

                                DM 50,490,000.00
                                   (in letters:
            Fifty Million and Four Hundred and Ninety Thousand German Marks)

(2)      The purchase price is due on December 4, 1998.


                            Art. 3 Right to Dividends

The Buyer is entitled to dividends distributed with respect to the sold shares from this day on.

                               Art. 4 Warranty

The Seller guarantees that the sold shares are unencumbered with rights of third parties. Any further warranty of the Seller is precluded.


                        Art. 5 Administrative Provisions

(1) Buyer and Seller hereby agree that ownership in the sold shares, any certificates of profit participation and, any certificates of renewal is transferred to the Buyer effective as of the date hereof.

(2) The Seller hereby assigns his claim against Bayerische Landesbank to surrender the sold shares, any certificates of profit participation and any certificates of renewal to the Buyer.
         Buyer herewith accepts the assignment.

(3) The shares shall be credited to Buyer's deposit account number [withheld] at the [name withheld] bank, Munich.


Munich, December 4, 1998



/s/ August von Finck
--------------------
August von Finck




/s/     *
--------------------------
Maria Theresia von Finck


* Signed by Messrs. Ernst Knut Stahl and Rainer Nocon